                                                                     EXHIBIT 4.2

                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION  RIGHTS AGREEMENT (this  "AGREEMENT"),  dated as of October 7,
2005,  by  and  between  CEPTOR  CORPORATION,   a  Delaware  corporation,   (the
"COMPANY"), and FUSION CAPITAL FUND II, LLC (together with it permitted assigns, the "BUYER").  Capitalized  terms used herein and not otherwise  defined  herein shall  have the  respective  meanings  set forth in the  Common  Stock  Purchase
Agreement  by and between the  parties  hereto,  dated as of the date hereof (as amended,  restated,  supplemented  or otherwise  modified from time to time, the
"PURCHASE AGREEMENT").

                                    WHEREAS:

     A.   The Company has agreed,  upon the terms and subject to the  conditions of the  Purchase  Agreement,  to issue to the  Buyer  (i) up to  Twenty  Million
Dollars ($20,000,000) of the Company's common stock, par value $0.0001 per share
(the "COMMON STOCK") (the "PURCHASE SHARES"),  and (ii) such number of shares of
Common Stock as is required  pursuant to Section 4(f) of the Purchase  Agreement
(the "COMMITMENT SHARES"); and

     B.   To induce the Buyer to enter into the Purchase Agreement,  the Company has agreed to provide  certain  registration  rights under the Securities Act of
1933,  as  amended,  and the rules and  regulations  thereunder,  or any similar
successor  statute   (collectively,   the  "1933  ACT"),  and  applicable  state
securities laws.

     NOW,  THEREFORE,  in consideration of the premises and the mutual covenants contained  herein and other good and  valuable  consideration,  the  receipt and sufficiency of which are hereby  acknowledged,  the Company and the Buyer hereby agree as follows:

     1.   DEFINITIONS.

          As used  in  this  Agreement,  the  following  terms  shall  have  the following meanings:

          a.   "INVESTOR" means the Buyer, any transferee or assignee thereof to whom a Buyer  assigns its rights under this  Agreement  and who agrees to become bound by the provisions of this  Agreement in accordance  with Section 9 and any transferee  or assignee  thereof to whom a  transferee  or assignee  assigns its rights under this  Agreement and who agrees to become bound by the provisions of this Agreement in accordance with Section 9.

          b.   "PERSON" means any person or entity including any corporation,  a limited liability company,  an association,  a partnership,  an organization,  a business,  an individual,  a governmental or political  subdivision thereof or a governmental agency.

          c.   "REGISTER,"   "REGISTERED,"   and   "REGISTRATION"   refer  to  a
registration   effected  by  preparing  and  filing  one  or  more  registration statements of the Company in  compliance  with the 1933 Act and pursuant to Rule
415 under the 1933 Act or any successor rule  providing for offering  securities on a  continuous  basis  ("RULE  415"),  and  the  declaration  or  ordering  of effectiveness of such registration  statement(s) by the United States Securities and Exchange Commission (the "SEC").

          d.   "REGISTRABLE  SECURITIES"  means the  Purchase  Shares which have been, or which may from time to time be,  issued or issuable  upon  purchases of the  Available  Amount  under  the  Purchase  Agreement  (without  regard to any limitation or restriction on purchases), the Warrant Shares, the Signing Shares, issued or issuable to the Investor and the Commitment  Shares issued or issuable to the Investor and any shares of capital  stock issued or issuable with respect to the Purchase Shares,  the Warrant Shares,  the Commitment Shares, the Signing
Shares,  or the  Purchase  Agreement  as a  result  of any  stock  split,  stock dividend,  recapitalization,  exchange or similar  event or  otherwise,  without regard to any limitation on purchases under the Purchase Agreement.

          e.   "REGISTRATION  STATEMENT" means the registration statement of the
Company covering only the sale of the Registrable Securities.

     2.   REGISTRATION.

          a.   MANDATORY REGISTRATION. The Company shall within ten (10) Trading
Days from the date  hereof  file with the SEC the  Registration  Statement.  The
Registration  Statement  shall register only the  Registrable  Securities and no other  securities  of the Company.  The  Investor  and its counsel  shall have a reasonable opportunity to review and comment upon such registration statement or amendment to such registration statement and any related prospectus prior to its filing with the SEC. Investor shall furnish all information reasonably requested by the Company for inclusion therein.  The Company shall use its best efforts to have the Registration  Statement or amendment  declared  effective by the SEC at the earliest  possible date.  The Company shall use  reasonable  best efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the 1933 Act and available for sales of all of the Registrable Securities at all times until the earlier of (i) the date as of which the Investor may sell all of
the  Registrable   Securities  without  restriction   pursuant  to  Rule  144(k)
promulgated under the 1933 Act (or successor  thereto) or (ii) the date on which
(A) the Investor shall have sold all the Registrable Securities and no Available
Amount remains under the Purchase  Agreement (the  "REGISTRATION  PERIOD").  The
Registration  Statement  (including any  amendments or  supplements  thereto and prospectuses  contained  therein)  shall not contain any untrue  statement  of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          b.   RULE 424 PROSPECTUS. The Company shall, as required by applicable securities  regulations,  from time to time file with the SEC,  pursuant to Rule
424 promulgated  under the 1933 Act, the prospectus and prospectus  supplements, if any, to be used in connection with sales of the Registrable  Securities under the Registration Statement. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such prospectus  prior to its filing with the SEC. The Investor shall use its reasonable best efforts to comment upon such prospectus  within one (1) Trading Day from the date the  Investor  receives the final version of such prospectus.

          c.   SUFFICIENT NUMBER OF SHARES  REGISTERED.  In the event the number of shares  available under the  Registration  Statement is insufficient to cover all of the  Registrable  Securities,  the Company  shall amend the  Registration
Statement or file a new registration statement (a "NEW REGISTRATION STATEMENT"), so as to cover all of such Registrable Securities as soon as practicable, but in any event not later  than ten (10)  Trading  Days after the  necessity  therefor arises. The Company shall use it reasonable best efforts to cause such amendment and/or New  Registration  Statement to become  effective as soon as  practicable following the filing thereof.

     3.   RELATED OBLIGATIONS.

     With respect to the  Registration  Statement  and whenever any  Registrable
Securities  are to be registered  pursuant to Section 2(b)  including on any New
Registration  Statement,  the Company shall use its  reasonable  best efforts to effect the  registration  of the  Registrable  Securities in accordance with the intended method of disposition thereof and, pursuant thereto,  the Company shall have the following obligations:

          a.   The Company shall  prepare and file with the SEC such  amendments
(including  post-effective  amendments)  and  supplements  to  any  registration
statement  and  the  prospectus  used  in  connection  with  such   registration
statement,  which  prospectus  is to be filed  pursuant to Rule 424  promulgated under the 1933 Act, as may be  necessary to keep the  Registration  Statement or any New  Registration  Statement  effective at all times during the Registration
Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable  Securities of the Company covered by the Registration  Statement or any New Registration Statement until such time as all of such Registrable  Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such registration statement.

          b.   The Company  shall permit the Investor to review and comment upon the Registration  Statement or any New Registration Statement and all amendments and supplements thereto at least two (2) Trading Days prior to their filing with the SEC,  and not  file any  document  in a form to  which  Investor  reasonably objects.  The Investor shall use its reasonable best efforts to comment upon the
Registration  Statement or any New Registration  Statement and any amendments or supplements  thereto  within  two (2)  Trading  Days from the date the  Investor receives the final version  thereof.  The Company shall furnish to the Investor, without  charge any  correspondence  from the SEC or the staff of the SEC to the
Company or its representatives relating to the Registration Statement or any New
Registration Statement.

          c.   Upon request of the  Investor,  the Company  shall furnish to the
Investor,  (i)  promptly  after the same is prepared  and filed with the SEC, at least one copy of such  registration  statement  and any  amendment(s)  thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits,  (ii) upon the  effectiveness of any registration statement,  a copy of the prospectus included in such registration statement and all  amendments and  supplements  thereto (or such other number of copies as the
Investor  may  reasonably  request)  and (iii) such other  documents,  including copies of any  preliminary or final  prospectus,  as the Investor may reasonably request  from  time  to time in  order  to  facilitate  the  disposition  of the
Registrable Securities owned by the Investor.

          d.   The Company shall use reasonable best efforts to (i) register and qualify the  Registrable  Securities  covered by a registration  statement under such other  securities  or "blue sky" laws of such  jurisdictions  in the United
States as the  Investor  reasonably  requests,  (ii)  prepare  and file in those
jurisdictions,   such  amendments  (including  post-effective   amendments)  and
supplements  to such  registrations  and  qualifications  as may be necessary to maintain the effectiveness  thereof during the Registration  Period,  (iii) take such other  actions as may be  necessary  to  maintain  such  registrations  and qualifications in effect at all times during the Registration  Period,  and (iv)
take all  other  actions  reasonably  necessary  or  advisable  to  qualify  the
Registrable Securities for sale in such jurisdictions;  provided,  however, that the  Company  shall not be required in  connection  therewith  or as a condition thereto to (x)  qualify to do business  in any  jurisdiction  where it would not otherwise be required to qualify but for this Section 3(d),  (y) subject  itself to general taxation in any such  jurisdiction,  or (z) file a general consent to service of process in any such  jurisdiction.  The Company shall promptly notify the Investor who holds  Registrable  Securities of the receipt by the Company of any  notification  with  respect  to  the  suspension  of  the  registration  or qualification of any of the Registrable Securities for sale under the securities or "blue sky" laws of any  jurisdiction  in the United  States or its receipt of actual  notice of the  initiation  or  threatening  of any  proceeding  for such purpose.

          e.   As promptly as practicable  after becoming aware of such event or facts,  the Company shall notify the Investor in writing of the happening of any event or existence of such facts as a result of which the prospectus included in any registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements  therein,  in light of the circumstances  under which they were made,  not  misleading,  and promptly  prepare a  supplement  or amendment to such  registration  statement  to correct such untrue  statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request). The Company shall also promptly  notify the Investor in writing (i) when a prospectus or any prospectus  supplement or  post-effective  amendment has been filed,  and when a registration  statement or any  post-effective  amendment  has become  effective
(notification  of such  effectiveness  shall be  delivered  to the  Investor  by facsimile on the same day of such  effectiveness and by overnight mail), (ii) of any  request  by the SEC  for  amendments  or  supplements  to any  registration statement  or  related  prospectus  or  related  information,  and  (iii) of the
Company's  reasonable   determination  that  a  post-effective  amendment  to  a
registration statement would be appropriate.

          f.   The Company shall use its reasonable  best efforts to prevent the issuance  of  any  stop  order  or  other  suspension  of  effectiveness  of any
registration   statement,   or  the  suspension  of  the  qualification  of  any
Registrable  Securities  for sale in any  jurisdiction  and, if such an order or suspension  is issued,  to obtain the  withdrawal of such order or suspension at the earliest  possible moment and to notify the Investor of the issuance of such order  and the  resolution  thereof  or its  receipt  of  actual  notice  of the initiation or threat of any proceeding for such purpose.

          g.   The Company shall (i) cause all the Registrable  Securities to be listed on each  securities  exchange  on which  securities  of the same class or series  issued by the  Company are then  listed,  if any, if the listing of such
Registrable  Securities is then permitted  under the rules of such exchange,  or
(ii) secure  designation and quotation of all the Registrable  Securities on the
Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section.

          h.   The Company shall  cooperate  with the Investor to facilitate the timely  preparation  and delivery of  certificates  (not bearing any restrictive legend)  representing  the Registrable  Securities to be offered pursuant to any registration  statement and enable such certificates to be in such denominations or amounts as the Investor may  reasonably  request and registered in such names as the Investor may request.

          i.   The  Company  shall at all  times  provide a  transfer  agent and registrar with respect to its Common Stock.

          j.   If reasonably  requested by the  Investor,  the Company shall (i)
immediately  incorporate in a prospectus supplement or post-effective  amendment such information as the Investor believes should be included therein relating to
the  sale  and  distribution  of  Registrable  Securities,   including,  without
limitation,  information  with respect to the number of  Registrable  Securities being sold,  the purchase  price being paid  therefor and any other terms of the offering of the Registrable  Securities;  (ii) make all required filings of such prospectus  supplement  or  post-effective  amendment as soon as notified of the matters to be  incorporated  in such  prospectus  supplement  or  post-effective
amendment;   and  (iii)  supplement  or  make  amendments  to  any  registration statement.

          k.   The Company  shall use its  reasonable  best efforts to cause the
Registrable   Securities  covered  by  the  any  registration  statement  to  be registered with or approved by such other  governmental  agencies or authorities
as  may  be  necessary  to  consummate  the  disposition  of  such   Registrable
Securities.

          l.   Within one (1) Trading Day after any registration statement which includes the Registrable Securities is ordered effective by the SEC, the Company shall deliver,  and shall cause legal counsel for the Company to deliver, to the transfer  agent for such  Registrable  Securities  (with copies to the Investor)
confirmation that such registration statement has been declared effective by the
SEC in the form attached  hereto as EXHIBIT A.  Thereafter,  if requested by the
Buyer at any time, the Company shall require its counsel to deliver to the Buyer a written  confirmation  whether or not the  effectiveness of such  registration statement has lapsed at any time for any reason (including,  without limitation, the issuance of a stop order) and whether or not the  registration  statement is current  and  available  to the  Buyer  for  sale  of  all  of  the  Registrable
Securities.

          m.   The Company shall take all other reasonable  actions necessary to expedite and facilitate  disposition  by the Investor of Registrable  Securities pursuant to any registration statement.

     4.   OBLIGATIONS OF THE INVESTOR.

          a.   The  Company   shall  notify  the  Investor  in  writing  of  the
information the Company reasonably requires from the Investor in connection with any registration statement hereunder.  The Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such  documents in connection  with such  registration  as the
Company may reasonably request.

          b.   The Investor  agrees to cooperate  with the Company as reasonably requested by the Company in connection  with the  preparation  and filing of any registration statement hereunder.

          c.   The  Investor  agrees  that,  upon receipt of any notice from the
Company  of the  happening  of any  event  or  existence  of  facts  of the kind described  in Section  3(f) or the first  sentence of 3(e),  the  Investor  will immediately  discontinue  disposition of Registrable  Securities pursuant to any
registration   statement(s)  covering  such  Registrable  Securities  until  the
Investor's  receipt of the  copies of the  supplemented  or  amended  prospectus contemplated  by Section  3(f) or the first  sentence  of 3(e).  Notwithstanding anything to the contrary, the Company shall cause its transfer agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase  Agreement in connection  with any sale of Registrable
Securities  with  respect to which an Investor  has entered  into a contract for sale  prior to the  Investor's  receipt  of a notice  from  the  Company  of the happening  of any  event of the kind  described  in  Section  3(f) or the  first sentence of 3(e) and for which the Investor has not yet settled.

     5.   EXPENSES OF REGISTRATION.

          All reasonable  expenses,  other than sales or brokerage  commissions, incurred in connection with registrations, filings or qualifications pursuant to
Sections 2 and 3, including,  without limitation, all registration,  listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

     6.   INDEMNIFICATION.

          a.   To the fullest  extent  permitted by law, the Company  will,  and hereby does, indemnify,  hold harmless and defend the Investor,  each Person, if any, who controls the Investor, the members, the directors,  officers, partners, employees, agents,  representatives of the Investor and each Person, if any, who controls  the  Investor  within the  meaning  of the 1933 Act or the  Securities
Exchange  Act of 1934,  as  amended  (the "1934  ACT")  (each,  an  "INDEMNIFIED
PERSON"), against any losses, claims, damages,  liabilities,  judgments,  fines, penalties,  charges,  costs,  attorneys'  fees,  amounts paid in  settlement  or expenses, joint or several, (collectively,  "CLAIMS") incurred in investigating,
preparing  or  defending  any  action,   claim,   suit,   inquiry,   proceeding,
investigation  or appeal  taken  from the  foregoing  by or before  any court or governmental,  administrative  or  other  regulatory  agency,  body or the  SEC, whether pending or threatened,  whether or not an indemnified party is or may be a party thereto ("INDEMNIFIED Damages"), to which any of them may become subject insofar  as such  Claims  (or  actions  or  proceedings,  whether  commenced  or threatened,  in respect  thereof) arise out of or are based upon: (i) any untrue statement or alleged  untrue  statement of a material  fact in the  Registration
Statement,  any  New  Registration  Statement  or any  post-effective  amendment thereto  or in any  filing  made in  connection  with the  qualification  of the offering  under the securities or other "blue sky" laws of any  jurisdiction  in which Registrable Securities are offered ("BLUE SKY FILING"), or the omission or alleged  omission  to state a material  fact  required  to be stated  therein or necessary  to make the  statements  therein  not  misleading,  (ii)  any  untrue statement or alleged untrue  statement of a material fact contained in the final prospectus  (as  amended or  supplemented,  if the Company  files any  amendment thereof or supplement  thereto with the SEC) or the omission or alleged omission to state  therein  any  material  fact  necessary  to make the  statements  made therein,  in light of the circumstances  under which the statements therein were made, not misleading, (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including,  without  limitation,  any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable  Securities pursuant to the Registration Statement or any New Registration  Statement or (iv) any material violation by the Company of this  Agreement  (the matters in the  foregoing  clauses (i) through (iv) being, collectively, "VIOLATIONS"). The Company shall reimburse each Indemnified Person promptly as such  expenses are  incurred and are due and payable,  for any legal
fees  or  other  reasonable   expenses  incurred  by  them  in  connection  with
investigating  or  defending  any such  Claim.  Notwithstanding  anything to the contrary  contained  herein,  the  indemnification  agreement  contained in this
Section 6(a):  (i) shall not apply to a Claim by an  Indemnified  Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information  furnished in writing to the Company by such Indemnified Person expressly  for  use in  connection  with  the  preparation  of the  Registration
Statement,  any New  Registration  Statement  or any such  amendment  thereof or supplement  thereto, if such prospectus was timely made available by the Company pursuant to Section 3(c) or Section  3(e);  (ii) with respect to any  superceded prospectus,  shall not inure to the  benefit  of any such  person  from whom the person  asserting any such Claim purchased the  Registrable  Securities that are the subject thereof (or to the benefit of any person controlling such person) if the untrue  statement or omission of material fact  contained in the  superceded prospectus  was  corrected  in  the  revised  prospectus,  as  then  amended  or supplemented,  if such  revised  prospectus  was timely  made  available  by the
Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was
promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such  Indemnified  Person,  notwithstanding  such advice,  used it; (iii) shall not be available to the extent such Claim is based on a  failure  of the  Investor  to  deliver  or to  cause to be  delivered  the prospectus  made  available by the Company,  if such  prospectus was timely made available  by the Company  pursuant to Section  3(c) or Section  3(e);  and (iv)
shall not apply to amounts paid in settlement of any Claim if such settlement is effected  without the prior written consent of the Company,  which consent shall not be  unreasonably  withheld.  Such  indemnity  shall remain in full force and effect regardless of any  investigation  made by or on behalf of the Indemnified
Person and shall  survive the  transfer  of the  Registrable  Securities  by the
Investor pursuant to Section 9.

          b.   In  connection  with  the  Registration   Statement  or  any  New
Registration  Statement,  the  Investor  agrees  to  severally  and not  jointly indemnify,  hold harmless and defend,  to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement,
each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act  (collectively  and  together  with an  Indemnified  Person,  an
"INDEMNIFIED  PARTY"),  against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise,  insofar as such  Claim  or  Indemnified  Damages  arise  out of or are  based  upon  any
Violation,  in each  case to the  extent,  and  only to the  extent,  that  such
Violation  occurs in reliance  upon and in conformity  with written  information about the Investor set forth on EXHIBIT B attached  hereto and  furnished to the
Company by the Investor  expressly for use in connection with such  registration statement;  and,  subject to Section 6(d), the Investor will reimburse any legal or other expenses  reasonably  incurred by them in connection with investigating or defending any such Claim;  provided,  however,  that the indemnity  agreement contained in this Section 6(b) and the  agreement  with respect to  contribution contained  in Section 7 shall not apply to  amounts  paid in  settlement  of any
Claim if such  settlement is effected  without the prior written  consent of the
Investor, which consent shall not be unreasonably withheld;  provided,  further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified  Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable  Securities pursuant to such registration  statement.  Such  indemnity  shall remain in full force and effect regardless of any  investigation  made by or on behalf of such Indemnified Party and shall  survive the transfer of the  Registrable  Securities  by the Investor pursuant to Section 9.

          c.   Promptly  after receipt by an  Indemnified  Person or Indemnified
Party  under  this  Section  6 of notice of the  commencement  of any  action or proceeding  (including any governmental action or proceeding) involving a Claim, such  Indemnified  Person or  Indemnified  Party  shall,  if a Claim in  respect thereof is to be made  against  any  indemnifying  party  under this  Section 6, deliver to the indemnifying party a written notice of the commencement  thereof, and the  indemnifying  party shall have the right to participate in, and, to the extent the indemnifying  party so desires,  jointly with any other  indemnifying party similarly  noticed,  to assume control of the defense thereof with counsel mutually  satisfactory to the indemnifying  party and the Indemnified  Person or the  Indemnified  Party,  as  the  case  may  be;  provided,  however,  that  an
Indemnified  Person or Indemnified  Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying  party, if, in the  reasonable  opinion of counsel  retained  by the  indemnifying  party,  the representation  by such counsel of the Indemnified  Person or Indemnified  Party and the  indemnifying  party would be  inappropriate  due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party  represented  by such counsel in such  proceeding.  The  Indemnified
Party or Indemnified Person shall cooperate fully with the indemnifying party in connection  with any  negotiation  or defense of any such action or claim by the indemnifying  party and shall furnish to the indemnifying  party all information reasonably  available  to the  Indemnified  Party or  Indemnified  Person  which relates  to such  action  or  claim.  The  indemnifying  party  shall  keep  the
Indemnified  Party or  Indemnified  Person fully apprised at all times as to the status of the defense or any settlement  negotiations  with respect thereto.  No indemnifying  party shall be liable for any  settlement of any action,  claim or proceeding  effected without its written consent,  provided,  however,  that the indemnifying  party shall not  unreasonably  withhold,  delay or  condition  its consent.  No  indemnifying  party shall,  without the consent of the Indemnified
Party or Indemnified Person,  consent to entry of any judgment or enter into any settlement or other compromise  which does not include as an unconditional  term thereof the giving by the  claimant or plaintiff  to such  Indemnified  Party or
Indemnified  Person of a release from all  liability in respect to such claim or
litigation.   Following   indemnification   as  provided  for   hereunder,   the
indemnifying party shall be subrogated to all rights of the Indemnified Party or
Indemnified  Person with  respect to all third  parties,  firms or  corporations relating to the matter for which  indemnification  has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified  Person or Indemnified  Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

          d.   The  indemnification  required by this Section 6 shall be made by periodic  payments of the amount thereof during the course of the  investigation or defense, as and when bills are received or Indemnified Damages are incurred.

          e.   The indemnity agreements contained herein shall be in addition to
(i) any cause of action or similar right of the Indemnified Party or Indemnified
Person against the  indemnifying  party or others,  and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

     7.   CONTRIBUTION.

          To  the  extent  any  indemnification  by  an  indemnifying  party  is prohibited or limited by law, the indemnifying  party agrees to make the maximum contribution  with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that:
(i) no seller of Registrable  Securities guilty of fraudulent  misrepresentation
(within  the  meaning of Section  11(f) of the 1933 Act)  shall be  entitled  to contribution  from any seller of  Registrable  Securities  who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable
Securities shall be limited in amount to the net amount of proceeds  received by such seller from the sale of such Registrable Securities.

     8.   REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

          With a view to making  available  to the Investor the benefits of Rule
144  promulgated  under the 1933 Act or any other  similar rule or regulation of the SEC that may at any time  permit  the  Investor  to sell  securities  of the
Company to the public without  registration ("RULE 144"), the Company agrees, at the Company's sole expense, to:

          a.   make and keep public  information  available,  as those terms are understood and defined in Rule 144;

          b.   file  with the SEC in a  timely  manner  all  reports  and  other documents required of the Company under the 1933 Act and the 1934 Act so long as the Company remains subject to such  requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

          c.   furnish to the Investor so long as the Investor owns  Registrable
Securities,  promptly upon request,  (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the
1933 Act and the 1934 Act,  (ii) a copy of the most recent  annual or  quarterly report of the  Company  and such other  reports  and  documents  so filed by the
Company,  and (iii) such other  information  as may be  reasonably  requested to permit  the  Investor  to sell  such  securities  pursuant  to Rule 144  without registration.

          d.   take such  additional  action as is  requested by the Investor to enable the  Investor to sell the  Registrable  Securities  pursuant to Rule 144, including,  without  limitation,  delivering all such legal opinions,  consents, certificates,  resolutions and  instructions to the Company's  Transfer Agent as may be requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor's  broker to effect such sale of securities  pursuant to Rule 144.

          The Company  agrees that damages may be an  inadequate  remedy for any breach of the terms and  provisions of this Section 8 and that  Investor  shall, whether or not it is pursuing  any  remedies  at law,  be entitled to  equitable relief in the form of a preliminary or permanent injunctions,  without having to post any bond or other  security,  upon any breach or  threatened  breach of any such terms or provisions.

     9.   ASSIGNMENT OF REGISTRATION RIGHTS.

          The  Company  shall  not  assign  this  Agreement  or  any  rights  or obligations  hereunder  without  the  prior  written  consent  of the  Investor, including  by merger or  consolidation.  The  Investor may not assign its rights under this Agreement  without the written consent of the Company,  other than to an  affiliate  of the  Investor  controlled  by  Steven  G.  Martin or Joshua B.
Scheinfeld.

     10.  AMENDMENT OF REGISTRATION RIGHTS.

          Provisions of this Agreement may be amended and the observance thereof may  be  waived  (either  generally  or  in a  particular  instance  and  either retroactively  or  prospectively),  only with the written consent of the Company and the Investor.

     11.  MISCELLANEOUS.

          a.   A Person  is  deemed  to be a holder  of  Registrable  Securities whenever  such  Person  owns or is  deemed  to own of  record  such  Registrable
Securities.  If  the  Company  receives  conflicting  instructions,  notices  or elections  from  two or  more  Persons  with  respect  to the  same  Registrable
Securities,  the  Company  shall act upon the basis of  instructions,  notice or election received from the registered owner of such Registrable Securities.

          b.   Any notices,  consents,  waivers or other communications required or  permitted to be given under the terms of this  Agreement  must be in writing and will be deemed to have been  delivered:  (i) upon  receipt,  when  delivered personally;  (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending  party);  or (iii) one (1) Trading Day after  deposit  with a nationally recognized  overnight  delivery service,  in each case properly addressed to the party to  receive  the  same.  The  addresses  and  facsimile  numbers  for such communications shall be:

          If to the Company:
                CepTor Corporation
                200 International Circle, Suite 5100
                Hunt Valley, Maryland 21030
                Telephone:  410-527-9998
                Facsimile:  410-527-9867
                Attention:  William H. Pursley

          With a copy to:
                Olshan Grundman Frome
                Rosenzweig & Wolosky LLP
                Park Avenue Tower
                65 East 55th Street
                New York, NY  10022
                Telephone:  212-451-2259
                Facsimile:  212-451-2222
                Attention:  Harvey J. Kesner Esq.

          If to the Investor:
                Fusion Capital Fund II, LLC
                222 Merchandise Mart Plaza, Suite 9-112
                Chicago, IL 60654
                Telephone:  312-644-6644
                Facsimile:  312-644-6244
                Attention:  Steven G.  Martin

or at such other address and/or facsimile number and/or to the attention of such other person as the  recipient  party has  specified by written  notice given to each other  party  three (3)  Trading  Days prior to the  effectiveness  of such change.  Written  confirmation  of receipt  (A) given by the  recipient  of such
notice,   consent,   waiver  or  other   communication,   (B)   mechanically  or
electronically  generated by the sender's facsimile machine containing the time, date,  recipient  facsimile  number  and an  image  of the  first  page  of such transmission  or (C)  provided by a  nationally  recognized  overnight  delivery service, shall be rebuttable evidence of personal service,  receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

          c.   Failure of any party to exercise  any right or remedy  under this
Agreement or otherwise,  or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

          d.   The  corporate  laws of the State of  Delaware  shall  govern all issues concerning the relative rights of the Company and its  stockholders.  All
other  questions   concerning  the  construction,   validity,   enforcement  and
interpretation  of this Agreement  shall be governed by the internal laws of the
State of Illinois, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Illinois or any other  jurisdictions)
that would cause the application of the laws of any jurisdictions other than the
State of  Illinois.  Each party  hereby  irrevocably  submits  to the  exclusive jurisdiction  of the state and federal courts  sitting the City of Chicago,  for the adjudication of any dispute hereunder or in connection  herewith or with any transaction  contemplated  hereby or discussed  herein,  and hereby  irrevocably waives,  and agrees not to assert in any suit,  action or proceeding,  any claim that it is not personally  subject to the  jurisdiction of any such court,  that such suit, action or proceeding is brought in an inconvenient  forum or that the

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venue of such  suit,  action  or  proceeding  is  improper.  Each  party  hereby irrevocably  waives  personal  service of process and consents to process  being served in any such suit,  action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient  service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve  process in any  manner  permitted  by law.  If any  provision  of this
Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or  unenforceability  shall not affect the  validity  or  enforceability  of the
remainder  of  this   Agreement  in  that   jurisdiction   or  the  validity  or
enforceability  of any  provision of this  Agreement in any other  jurisdiction.
EACH PARTY HEREBY  IRREVOCABLY  WAIVES ANY RIGHT IT MAY HAVE,  AND AGREES NOT TO
REQUEST,  A JURY  TRIAL FOR THE  ADJUDICATION  OF ANY  DISPUTE  HEREUNDER  OR IN
CONNECTION  HEREWITH  OR  ARISING  OUT OF  THIS  AGREEMENT  OR  ANY  TRANSACTION
CONTEMPLATED HEREBY.

          e.   This Agreement,  and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions,  promises, warranties or undertakings, other than those set forth or referred to herein and therein.  This  Agreement and the
Purchase Agreement  supersede all prior agreements and understandings  among the parties hereto with respect to the subject matter hereof and thereof.

          f.   Subject to the  requirements  of Section 9, this Agreement  shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

          g.   The headings in this  Agreement are for  convenience of reference only and shall not limit or otherwise affect the meaning hereof.

          h.   This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall  constitute one and the same agreement.  This Agreement,  once executed by a party,  may be delivered to the other party hereto by  facsimile  transmission  of a copy of this  Agreement bearing the signature of the party so delivering this Agreement.

          i.   Each  party  shall  do and  perform,  or  cause  to be  done  and performed,  all such further acts and things,  and shall execute and deliver all such other  agreements,  certificates,  instruments and documents,  as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

          j.   The  language  used in this  Agreement  will be  deemed to be the language  chosen by the parties to express  their mutual  intent and no rules of strict construction will be applied against any party.

          k.   This  Agreement is intended for the benefit of the parties hereto and  their  respective  permitted  successors  and  assigns,  and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

                                   * * * * * *

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     IN WITNESS  WHEREOF,  the  parties  have caused  this  Registration  Rights
Agreement to be duly executed as of day and year first above written.

                                     THE COMPANY:

                                     CEPTOR CORPORATION

                                     By:______________________
                                     Name:  William H. Pursley
                                     Title: Chairman and CEO

                                     BUYER:

                                     FUSION CAPITAL FUND II, LLC
                                     BY: FUSION CAPITAL PARTNERS, LLC
                                     BY: ROCKLEDGE CAPITAL CORPORATION
                                     By:_______________________
                                     Name:  Josh Scheinfeld
                                     Title: President

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